                                                                     EXHIBIT A-4



                               Cleco Corporation
                        Cleco Midstream Resources LLC
                          Consolidating Balance Sheet
                             At December 31, 2000
                                  (Unaudited)

                                                            Cleco          Cleco          Cleco                           Cleco
                                                         Midstream        Business       Marketing        Cleco         Generation
                                                        Resources LLC  Development LLC & Trading LLC  Evangeline LLC   Services LLC
                                                        -------------  --------------- -------------  --------------  -------------
                                                                                       (Thousands)
 ASSETS
      Current Assets
          Cash and cash equivalents                        $     -          $ -         $     -        $      1           $    -
          Accounts receivable                               11,256            -          13,629           5,406                -
          Customer receivable intercompany                   1,070            1               -               -            1,212
          Other accounts receivable                              2            -             (75)            202              209
          Notes receivable intercompany                          -            -               -               -                -
          Unbilled revenues                                      3            -               -             196             (368)
          Fuel inventory                                         -            -               -               -                -
          Materials inventory                                    -            -               -           1,356                -
          Margin deposits                                        -            -          18,529
          Risk management assets                                 -            -          19,070               -                -
          Accumulated defered fuel                               -            -               -               -                -
          Other current assets                                   -            -               -               -                -
                                                          --------          ---        --------       ---------          -------
            Total Current Assets                            12,331            1          51,153           7,161            1,053
      Property, plant and equipment
            Property, plant and equipment                       35            -               2         218,565                -
            Accumulated depreciation                             -            -               -          (4,278)               -
                                                          --------          ---        --------       ---------          -------
            Net property, plant and equipment                   35            -               2         214,287                -
            Construction work in progress                       14            -              30           7,112                -
                                                          --------          ---        --------       ---------          -------
              Total property, plant and equipment, net          49            -              32         221,399                -

          Equity investment in investee                     55,416            -               -               -                -
          Other assets                                           -            -               -             895                -
          Prepayments                                          269            -               -           8,057                1
          Restricted cash                                        -            -               -          39,528                -
          Regulatory assets - deferred taxes                     -            -               -               -                -
          Other deferred charges                               130                          197           4,160               76
          Accumulated Deferred Income Taxes                    800            -             663            (174)             524
                                                          --------          ---        --------       ---------          -------
          Total Assets                                    $ 68,995          $ 1        $ 52,045       $ 281,026          $ 1,654
                                                          ========          ===        ========       =========          =======


 LIABILITIES AND EQUITY
      Current Liabilities
          Short-term debt                                 $      -          $ -        $      -       $       -          $     -
          Short-term debt intercompany                       5,597            -           9,557           2,127           (3,549)
          Long-term debt due within one year                     -            -               -           4,372                -
          Accounts Payable                                     589            -          14,514           3,635               45
          Retainage                                              -            -               -           8,779                -
          Customer Payable Intercompany                      1,588            -             899           1,551                -
          Customer deposits                                      -            -               -               -                -
          Taxes accrued                                       (509)           -           1,541           1,736            1,300
          Interest accrued                                     337            -               -           6,427                -
          Risk management liabilities                            -            -          21,118               -                -
          Other Current Liabilities                            262            -           1,421             115            1,553
                                                          --------          ---        --------       ---------          -------
              Total Current Liabilities                      7,864            -          49,050          28,742             (651)
      Deferred Credits
            Accumulated deferred federal and state
              income tax                                       (13)           -               6           1,780             (769)
            Accumulated deferred investment tax credit           -            -               -               -                -
            Regulatory liabilities - deferred taxes              -            -               -               -                -
            Other deferred credits                             214            -             457             292            3,121
                                                          --------          ---        --------       ---------          -------
            Total deferred credits                             201            -             463           2,072            2,352
          Long-term debt, net                                    -            -               -         214,228                -
                                                          --------          ---        --------       ---------          -------
               Total Liabilities                             8,065            -          49,513         245,042            1,701
 Shareholders' equity
      Preferred stock subject to mandatory redemption            -            -               -               -                -
          Stockholders' Equity                                   -            -               -               -                -
          Preferred Stock                                        -            -               -               -                -
            Not subject to mandatory redemption                  -            -               -               -                -
            Deferred compensation related to
              preferred stock held by ESOP                       -            -               -               -                -
              Total Preferred Stock                              -            -               -               -                -
          Common Shareholders' Equity                            -            -               -               -                -
            Common Stock                                         -            -               -               -                -
          Premium on Capital Stock                               -            -               -               -                -
            Member's Equity                                 46,704            1               -          43,581                -
            Long-term debt payable in Company's
              Common Stock                                     519            -               -               -                -
            Retained Earnings                               13,707            -           2,532          (7,597)             (47)
            Treasury Stock                                       -            -               -               -                -
                                                          --------          ---        --------       ---------          -------
              Total Common Shareholder's Equity             60,930            1           2,532          35,984              (47)
                                                          --------          ---        --------       ---------          -------
                Total Shareholder's Equity                  60,930            1           2,532          35,984              (47)
                                                          --------          ---        --------       ---------          -------
          Total Liabilities & Shareholder's Equity        $ 68,995          $ 1        $ 52,045       $ 281,026          $ 1,654
                                                          ========          ===        ========       =========          =======


                                                                      Cleco         Acadia Power      Total         Midstream
                                                                    Energy LLC      Holdings LLC   Eliminations    Consolidated
                                                                    ----------      ------------   ------------    ------------
                                                                                             Thousands
 ASSETS
      Current Assets
          Cash and cash equivalents                                  $  4,928           $ -         $     -           $ 4,929
          Accounts receivable                                           2,563             -               -            32,854
          Customer receivable intercompany                                713             -          (2,996)                -
          Other accounts receivable                                       742             -               -             1,080
          Notes receivable intercompany                                     -             -               -                 -
          Unbilled revenues                                             8,105             -               -             7,936
          Fuel inventory                                                    -             -               -                 -
          Materials inventory                                               -             -               -             1,356
          Margin deposits                                                                                              18,529
          Risk management assets                                            -             -               -            19,070
          Accumulated defered fuel                                          -             -               -                 -
          Other current assets                                            109             -            (346)             (237)
                                                                     --------      --------       ---------         ---------
            Total Current Assets                                       17,160             -          (3,342)           85,517
      Property, plant and equipment
            Property, plant and equipment                              30,826             -          (2,854)          246,574
            Accumulated depreciation                                   (4,433)            -               -            (8,711)
                                                                     --------      --------       ---------         ---------
            Net property, plant and equipment                          26,393             -          (2,854)          237,863
            Construction work in progress                                 495             -               -             7,651
                                                                     --------      --------       ---------         ---------
              Total property, plant and equipment, net                 26,888             -          (2,854)          245,514

          Equity investment in investee                                   970        97,234         (54,853)           98,767
          Other assets                                                      -             -               -               895
          Prepayments                                                     152             -               -             8,479
          Restricted cash                                                   -             -               -            39,528
          Regulatory assets - deferred taxes                                -             -               -                 -
          Other deferred charges                                            8             -               -             4,571
          Accumulated Deferred Income Taxes                                 -             -               -             1,813
                                                                     --------      --------       ---------         ---------
          Total Assets                                               $ 45,178      $ 97,234       $ (61,049)        $ 485,084
                                                                     ========      ========       =========         =========
 LIABILITIES AND EQUITY
      Current Liabilities
          Short-term debt                                            $    340      $      -       $       -        $      340
          Short-term debt intercompany                                  7,319        96,551               -           117,602
          Long-term debt due within one year                              833             -               -             5,205
          Accounts Payable                                             10,747             -               -            29,530
          Retainage                                                         -             -               -             8,779
          Customer Payable Intercompany                                     -           682          (3,341)            1,379
          Customer deposits                                               (11)            -               -               (11)
          Taxes accrued                                                   130             -               -             4,198
          Interest accrued                                                  -             -               -             6,764
          Risk management liabilities                                       -             -               -            21,118
          Other Current Liabilities                                         -             -               -             3,351
                                                                     --------      --------       --------         ----------
              Total Current Liabilities                                19,358        97,233         (3,341)           198,255
      Deferred Credits
            Accumulated deferred federal and state
              income tax                                                    -             -               -             1,004
            Accumulated deferred investment tax credit                      -             -               -                 -
            Regulatory liabilities - deferred taxes                         -             -               -                 -
            Other deferred credits                                        261             -               -             4,345
                                                                     --------      --------       ---------         ---------
            Total deferred credits                                        261             -               -             5,349
                                                                     --------      --------       ---------         ---------
          Long-term debt, net                                           8,901             -               -           223,129
                                                                     --------      --------       ---------         ---------
              Total Liabilities                                        28,520        97,233          (3,341)          426,733
 Shareholders' equity
      Preferred stock subject to mandatory redemption                       -             -               -                 -
          Stockholders' Equity                                              -             -               -                 -
          Preferred Stock                                                   -             -               -                 -
            Not subject to mandatory redemption                             -             -               -                 -
            Deferred compensation related to
              preferred stock held by ESOP                                  -             -               -                 -
              Total Preferred Stock                                         -             -               -                 -
          Common Shareholders' Equity                                       -             -               -                 -
            Common Stock                                                    -             -               -                 -
          Premium on Capital Stock                                          -             -               -                 -
            Member's Equity                                            14,079             1         (57,100)           47,266
            Long-term debt payable in Company's
              Common Stock                                                  -             -               -               519
            Retained Earnings                                           2,579             -            (608)           10,566
            Treasury Stock                                                  -             -               -                 -
                                                                     --------      --------       ---------         ---------
              Total Common Shareholder's Equity                        16,658             1         (57,708)           58,351
                                                                     --------      --------       ---------         ---------
                Total Shareholder's Equity                             16,658             1         (57,708)           58,351
                                                                     --------      --------       ---------         ---------
          Total Liabilities & Shareholder's Equity                   $ 45,178      $ 97,234       $ (61,049)        $ 485,084
                                                                     ========      ========       =========         =========